UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 444-1630

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

America First Multifamily Investors, L.P. (the “Company”) is filing this Current Report on Form 8-K to recast certain prior period amounts to conform with the unamortized financing cost and segment reporting changes made with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Form 10-K”).

The Company implemented the Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively. The new accounting guidance did not change the presentation of deferred financing costs related to lines of credit, so these continue to be reported as Other Assets.

In addition, beginning in the second quarter of 2016, the Company created a new segment called Other Investments. As of December 31, 2015, the Other Investments segment consists of property notes receivable due from Vantage at Brooks LLC and Vantage at Braunfels LLC.  These investments were previously reported within the Mortgage Revenue Bonds Investments segment The assets and income the Company realizes from these investments pursuant to their executed agreements have been recast and included within the Other Investments segment within this Form 8-K.

As a result of the changes above, the Company has recast the following footnotes in Exhibit 99.4 to conform to the current presentation:

•	Note 2, Summary of Significant Accounting Policies
•	Note 9, Other Assets
•	Note 12, Debt Financing
•	Note 13, Mortgages Payable
•	Note 17, Fair Value of Financial Instruments
•	Note 21, Segments

Various information within Items 1, 6, and 7 of the 2015 Form 10-K was also updated because of the changes noted above and are presented, in their recast form, in Exhibits 99.1, 99.2 and 99.3 of this Form 8-K, respectively. These changes had no impact on consolidated net income or cash flows.

The information included in this Form 8-K is presented for informational purposes only in connection with the reporting changes described above and does not amend or restate our audited consolidated financial statements, which were included in the Company's 2015 Form 10-K. The information in this filing should be read in conjunction with the Company’s 2015 Form 10-K as presented in Exhibits 99.1, 99.2, 99.3, and 99.4 to this Form 8-K. This Form 8-K does not reflect events occurring after the Company filed its 2015 Form 10-K and does not modify or update the disclosures therein in any way, other than to illustrate the reclassification of deferred financing costs and the addition of the Other Investment segment. For significant developments that have occurred subsequent to the filing of the 2015 Form 10-K, refer to the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
23	Consent of Deloitte & Touche LLP
99.1	Part I, Item 1. “Business” from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015
99.2	Part II, Item 6. “Selected Financial Data” from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015
99.3

Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 7A. “Quantitative and Qualitative Disclosures About Market Risk” from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015

99.4

Part II, Item 8. “Financial Statements and Supplementary Data” and Part IV, Item 15."Exhibits and Financial Statement Schedules" from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015

101.INS	XBRL Instance Document filed herewith
101.SCH	XBRL Taxonomy Extension Schema filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase filed herewith
101.DEF	XBRL Taxonomy Definition Linkbase filed herewith
101.LAB	XBRL Taxonomy Extension Labels Linkbase filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
Date: November 1, 2016

	By:	/s/Craig S. Allen
Printed Name: Craig S. Allen
Title: Chief Financial Officer